Keryx Biopharmaceuticals, Inc. Announces Third Quarter 2007 Financial Results

Keryx to Host Investor Conference Call on Thursday, October 25, 2007 at 8:30am EDT

NEW YORK, October 24, 2007 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced its results for the third quarter ended September 30, 2007.

At September 30, 2007, the Company had cash, cash equivalents, investment securities, interest receivable and license receivable of $82.7 million, as compared to $125.6 million at December 31, 2006. The nonrefundable license receivable of $12.0 million was received in October 2007 and related to a recent licensing agreement entered into with Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd.

The net loss for the third quarter ended September 30, 2007 was $19,528,000, or $0.45 per share, compared to a net loss of $17,993,000, or $0.42 per share, for the comparable quarter in 2006, representing an increase in net loss of $1,535,000. The increase in net loss was primarily attributable to a $627,000 increase in research and development expenses related to the Company’s SulonexTM (sulodexide) pivotal Phase III and Phase IV clinical program, a $346,000 increase in expenses related to the Company’s other clinical compounds, and a $845,000 decrease in interest and other income, offset by a $344,000 decrease in non-cash compensation expense related to stock option and restricted stock grants.

The net loss for the nine months ended September 30, 2007 was $60,801,000, or $1.40 per share, compared to a net loss of $55,417,000, or $1.34 per share, for the comparable period in 2006, representing an increase in net loss of $5,384,000. The increase in net loss was primarily attributable to a $5,610,000 increase in research and development expenses related to the Company’s Sulonex pivotal Phase III and Phase IV clinical program, a $3,834,000 increase in expenses related to the Company’s other clinical compounds, a $1,085,000 decrease in interest and other income, and a $730,000 increase in other selling, general and administrative expenses, offset by a $5,944,000 decrease in non-cash compensation expense related to stock option and restricted stock grants.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "During the third quarter we were excited to announce a Zerenex licensing arrangement with Japan Tobacco and Torii Pharmaceutical Co., pursuant to which Japan Tobacco and Torii will seek to develop and commercialize Zerenex in Japan.  In addition to bolstering our balance sheet, we believe this deal represents an early window into the value of our product portfolio. We continue to stay focused on completing the Sulonex clinical development program, with data from our Phase III study expected in the 1st quarter of 2008.”

On Thursday, October 25, 2007, at 8:30am EDT, the Company will host an investor conference call during which they will provide a brief financial overview of the Company’s third quarter financial results.

In order to participate in the conference call, please call 1-800-909-7113 (U.S.), 1-785-830-1914 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx's lead compound under development is Sulonex™ (sulodexide), previously referred to as KRX-101, a first-in-class, oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. Sulonex is in a pivotal Phase III and Phase IV clinical program under a Special Protocol Assessment with the Food & Drug Administration. Additionally, Keryx is developing Zerenex™, an oral, inorganic, iron-based compound that has the capacity to bind phosphate and form non-absorbable complexes. Zerenex is currently in Phase II clinical development for the treatment of hyperphosphatemia (elevated serum phosphorous levels) in patients with end- stage renal disease. Keryx is also developing clinical-stage oncology compounds, including KRX-0401 (perifosine), a novel, first-in-class, oral anti-cancer agent that inhibits activation of Akt, a protein in the body associated with tumor survival and growth, and modulates a number of other key signal transduction pathways. KRX-0401 is currently in Phase II clinical development for multiple tumor types. Keryx also has an active in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, clinical and business prospects for our lead drug candidates Sulonex, Zerenex and KRX-0401, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for the drug candidates in our pipelines, including Sulonex, Zerenex and KRX-0401; we may not be able to meet anticipated development timelines for Sulonex, Zerenex or KRX-0401 due to recruitment, clinical trial results, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director - Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(Thousands of Dollars, Except Share and Per Share Data)

Statements of Operations Information:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2007	2006	2007	2006
REVENUE:
License revenue	$41	$--	$41	$--
Diagnostic revenue	--	35	66	58
Service revenue	11	39	37	375
TOTAL REVENUE	52	74	144	433

OPERATING EXPENSES:
Cost of diagnostics sold	--	50	38	69
Cost of services	28	29	90	298

Research and development:
Non-cash compensation	735	1,378	2,908	6,206
Other research and development	15,967	14,950	49,098	39,635
Total research and development	16,702	16,328	52,006	45,841

Selling, general and administrative:
Non-cash compensation	1,780	1,481	5,193	7,839
Other selling, general and administrative	2,087	2,041	7,276	6,546
Total selling, general and administrative	3,867	3,522	12,469	14,385

TOTAL OPERATING EXPENSES	20,597	19,929	64,603	60,593

OPERATING LOSS	(20,545)	(19,855)	(64,459)	(60,160)

OTHER INCOME:
Interest and other income, net	1,017	1,862	3,658	4,743

NET LOSS	$(19,528)	$(17,993)	$(60,801)	$(55,417)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.45)	$(0.42)	$(1.40)	$(1.34)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	43,619,523	43,177,962	43,561,160	41,474,449

Balance Sheet Information:
	September 30, 2007	December 31, 2006*
	(unaudited)
Cash, cash equivalents, interest
receivable and investment securities	$70,736	$125,610
License receivable	12,000	--
Total assets	99,021	140,313
Accumulated deficit	(249,013)	(188,212)
Stockholders’ equity	71,124	123,821

* Condensed from audited financial statements.